UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On July 22, 2003, the Company issued the following press release:

FOR IMMEDIATE RELEASE

Tidewater Reports First Quarter Results For Fiscal 2004

NEW ORLEANS, July 22, 2003 (BUSINESS WIRE) — Tidewater Inc. (NYSE: TDW) announced today first quarter net earnings for the period ended June 30, 2003, of $18 million, or $.32 per share, on revenues of $164.8 million. For the same quarter last year, net earnings were $23 million, or $.41 per share, on revenues of $160.3 million. Net earnings in the immediately preceding quarter ended March 31, 2003, were $18.6 million, or $.33 per share, on revenues of $153.9 million.

Tidewater will conduct a conference call to discuss fiscal 2004 first-quarter results with analysts, investors and other interested parties at 10:00 a.m. CDST on Tuesday, July 22, 2003. Those interested in participating in that conference call should call 888-388-7493 (706-679-8348 if outside the U.S.) just prior to the scheduled start and ask for the ‘Tidewater Conference.’ A replay of the conference call will be available beginning at 1:00 p.m. CDST on July 22, 2003, and will continue until 11:59 p.m. CDST on July 23, 2003. To hear the replay, call 800-642-1687 (706-645-9291 if outside the United States). The access code is 1633453.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Web site, www.tdw.com, and at the CCBN Web site, www.streetevents.com. The online replay will be available until August 22, 2003.

Tidewater Inc. owns and operates over 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT:

Tidewater Inc.

Keith Lousteau, 504/568-1010

www.tdw.com

Tidewater Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended
	June 30,
	2003	2002
	(In thousands, except share and per share amounts)
Revenues:
Vessel revenues	$160,336	$156,764
Other marine revenues	4,474	3,546

	164,810	160,310

Costs and expenses:
Vessel operating costs	98,317	90,930
Costs of other marine revenues	3,180	2,005
Depreciation and amortization	24,121	19,920
General and administrative	16,269	15,609

	141,887	128,464

	22,923	31,846
Other income (expenses):
Foreign exchange loss	(488)	(852)
Gain on sales of assets	2,286	1,557
Equity in net earnings of unconsolidated companies	1,793	1,227
Minority interests	(57)	(33)
Interest and miscellaneous income	714	518
Interest and other debt costs	(240)	(125)

	4,008	2,292

Earnings before income taxes	26,931	34,138
Income taxes	8,887	11,095

Net earnings	$18,044	$23,043

Earnings per common share	$0.32	$0.41

Diluted earnings per common share	$0.32	$0.41

Weighted average common shares outstanding	56,620,317	56,258,224
Incremental common shares from stock options	145,058	404,209

Adjusted weighted average common shares	56,765,375	56,662,433

Cash dividends declared per common share	0.15	0.15

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By: /s/ Cliffe F. Laborde

Cliffe F. Laborde
Executive Vice President, General Counsel and Secretary

Date: July 22, 2003

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